UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQT MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	37-1661577
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

625 Liberty Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-179487

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in EQT Midstream Partners, LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of The Common Units,” “The Partnership Agreement,” “Units Eligible For Future Sale” and “Material Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-179487), initially filed with the Securities and Exchange Commission on February 13, 2012 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit

1

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-179487), as filed with the Securities and Exchange Commission on February 13, 2012 and as subsequently amended (the “Form S-1 Registration Statement”) —incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant—incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

4

Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, which is included as Appendix A to the Form S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 2012	EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

1

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-179487), as filed with the Securities and Exchange Commission on February 13, 2012 and as subsequently amended (the “Form S-1 Registration Statement”) —incorporated herein by reference.

2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant—incorporated herein by reference to Appendix A to the Form S-1 Registration Statement.

4

Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, which is included as Appendix A to the Form S-1 Registration Statement.